EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Amendment No. 1 on Form S-1 to Form S-3 Registration Statement (Registration No. 333-187866) of AMREP Corporation of our report dated July 26, 2012, relating to our audit of the consolidated financial statements which appear in the Annual Report on Form 10-K of AMREP Corporation for the year ended April 30, 2012.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey LLP

Des Moines, Iowa
May 21, 2013